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                                                          EXHIBIT 5.1

                             LETTERHEAD

                            July 25, 1995

ProNet Inc.
600 Data Drive, Suite 100
Plano, Texas 75075

       Re:   ProNet Inc.
             Common Stock, par value $.01 per share
             Registration Statement on Form S-3
             ----------------------------------

Ladies and Gentlemen:

       We have acted as counsel for ProNet Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 2,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), by certain selling stockholders (the "Selling Stockholders") on the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about July 25, 1995.

       In reaching the opinions set forth herein, we have reviewed those agreements, certificates of public officials, officers of the Company and other persons, records, documents, and matters of law that we deemed relevant, including, but not limited to, (a) the Restated Certificate of Incorporation and By-Laws of the Company and (b) resolutions previously adopted by the Board of Directors of the Company.

       Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the Company Stock, when issued to the Selling Stockholders in accordance with the acquisition transactions described in the Registration Statement, will be legally issued, fully paid and nonassessable.

       The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

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ProNet Inc.
Page 2
July 25, 1995

           a. We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iv) all information submitted to us in the preparation of the Registration Statement is true and complete as of the date hereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in that capacity and (vii) the consideration to be received by the Company for each share of Common Stock will be equal to or exceed the par value thereof.

           b. The opinions expressed above are limited to the General Corpora-tion Law of the State of Delaware and the federal laws of the United States of America.

           c. The opinions expressed above speak as of the date hereof and are limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond such matters.

       This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

       This firm disclaims any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.


                                              Respectfully submitted,


                                                 /s/ VINSON & ELKINS L.L.P.
                                              --------------------------------
                                                     Vinson & Elkins L.L.P.